Exhibit 10.33

Investors	Investment (RMB)	Share Percentage
Yangzhou Qizheng Equity Investment Partnership (Limited Partnership)	50,000,000	1.381%
Beijing Yi Tang Chang Hou Display Chip Venture Capital Center (Limited Partnership)	50,000,000	1.381%
*Jing Xin Ying (Shanghai) Management Consulting Partnership (Limited Partnership)	9,800,000	0.541%
*Employee "ESOP" Fund